Corcept Therapeutics Announces First Quarter 2016 Financial Results and Provides Corporate Update

MENLO PARK, CA -- (Marketwired - May 03, 2016) - Corcept Therapeutics Incorporated (NASDAQ: CORT)

  First quarter revenue of $16.1 million, a 59 percent increase from the first quarter of 2015
  Excluding non-cash expenses, first quarter non-GAAP net income of $0.02 per share, compared to a non-GAAP net loss of $0.03 per share in the first quarter of 2015
  GAAP breakeven in the first quarter of 2016, compared to a GAAP net loss of $0.05 per share in the first quarter of 2015
  Cash balance at March 31 increases to $40.7 million
  Company reiterates 2016 revenue guidance of $76-81 million
  Results expected at mid-year 2016 in Phase 1/2 trial of mifepristone in combination with eribulin to treat triple-negative breast cancer (TNBC)
  Recruitment underway in Phase 1/2 trial of selective cortisol modulator CORT125134 in combination with nab-paclitaxel to treat solid-tumor cancers
  Phase 2 trial of CORT125134 to treat patients with Cushing's syndrome expected to start in the second quarter of 2016
  Selective cortisol modulators CORT118335, CORT122928 and CORT125281 advance towards Phase 1

Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs that treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of cortisol, today reported its financial results for the quarter ended March 31, 2016.

Corcept reported revenue of $16.1 million and a GAAP net loss of $0.00 per share for the first quarter of 2016, compared to revenue of $10.1 million and a GAAP net loss of $0.05 per share in the first quarter of 2015. The company's cash and cash equivalents were $40.7 million at year-end, an increase of $300,000 from December 31, 2015.

The company reiterated its 2016 revenue guidance of $76-81 million.

"Corcept's business model continues to prove itself," said Dr. Joseph K. Belanoff, Corcept's Chief Executive Officer. "Our Cushing's syndrome franchise remains on track to generate $76-81 million in revenue this year, which will fully support the planned advancement of our cortisol modulation platform. It is gratifying to see our discovery program, which has identified so many promising compounds, mature into a development program with the potential to produce treatments for a wide range of serious diseases."

"The breadth of the clinical program we're building is impressive," added Robert S. Fishman, M.D., Corcept's Chief Medical Officer. "In the coming months, we expect results from our Phase 2A trial of mifepristone in combination with eribulin to treat TNBC. CORT125134, which has already produced promising pre-clinical and Phase 1 results, has entered Phase 1/2 as a treatment for patients with a range of solid-tumor cancers and this quarter we plan for it to start Phase 2 as a treatment for Cushing's syndrome. Equally exciting, more selective cortisol modulators are advancing towards the clinic. These compounds have shown promise in animal models of a wide range of serious diseases, including oncologic disorders, fatty liver disease, antipsychotic induced weight gain and alcoholism."

Financial Discussion
Corcept's GAAP net loss in the first quarter of 2016 was $19,000, compared to a GAAP net loss of $4.8 million in the first quarter of 2015. Excluding non-cash expenses related to stock-based compensation and accreted interest on the company's capped royalty obligation (the "Royalty Financing"), Corcept generated $2.2 million of non-GAAP net income in the first quarter, compared to a non-GAAP net loss of $2.7 million in the first quarter of 2015. A reconciliation of GAAP to non-GAAP net operating results is set forth below.

Operating expenses for the first quarter increased to $15.5 million, from $14.1 million in the first quarter of 2015, primarily due to increases in patient support costs, compensation and professional services costs associated with our expanded field sales force, the additional distribution expense resulting from higher sales volumes, and increased spending on the clinical development of CORT125134.

Corcept's cash and cash equivalents totaled $40.7 million as of March 31, 2016, compared to $40.4 million as of December 31, 2015. These cash balances reflect Corcept's scheduled payments due under the Royalty Financing. Pursuant to the terms of the agreement, Corcept paid $3.0 million in the first quarter of 2016, compared to $2.8 million in the fourth quarter of 2015. Corcept expects to make its final payment under the Royalty Financing in 2017.

Conference Call
Corcept will hold a conference call on May 3, 2016, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss this announcement. To participate, dial 1-888-771-4371 from the United States or 1-847-585-4405 internationally approximately 10 minutes before the start of the call. The passcode is 42398569. A replay will be available through May 17, 2016 at 1-888-843-7419 from the United States and 1-630-652-3042 internationally. The passcode is 42398569.

About Cushing's Syndrome
Endogenous Cushing's syndrome is caused by prolonged exposure of the body's tissues to high levels of the hormone cortisol and is generated by tumors that produce cortisol or ACTH. Cushing's syndrome is an orphan indication that most commonly affects adults aged 20-50. An estimated 10-15 of every one million people are newly diagnosed with this syndrome each year, resulting in over 3,000 new patients annually in the United States. An estimated 20,000 patients in the United States have Cushing's syndrome. Symptoms vary, but most people have one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Cushing's syndrome can affect every organ system in the body and can be lethal if not treated effectively.

About Triple-Negative Breast Cancer (TNBC)
TNBC is a form of the disease in which the three receptors that fuel most breast cancer growth -- estrogen, progesterone and the HER-2/neu gene -- are not present. Because the tumor cells lack the necessary receptors, treatments that target estrogen, progesterone and HER-2 receptors are ineffective. In 2013, approximately 40,000 women were diagnosed with TNBC. We estimate that more than 75 percent of these women's tumor cells expressed the GR receptor to which cortisol binds. There is no FDA-approved treatment and neither a targeted treatment nor an approved standard chemotherapy regimen for relapsed TNBC patients exists.

About Korlym®
Korlym modulates the effect of cortisol at GR, one of the two receptors to which cortisol binds, thereby inhibiting the effects of excess cortisol in patients with Cushing's syndrome. Since 2012, Corcept has made Korlym available as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness and the FDA has designated it as an Orphan Drug for that indication.

About CORT125134
CORT125134 is the lead compound in Corcept's portfolio of selective cortisol modulators. It is a non-steroidal competitive antagonist of GR that does not bind to the body's other hormone receptors, including the progesterone receptor. It is the affinity of Korlym for the progesterone receptor that results in termination of pregnancy and can cause endometrial thickening and irregular vaginal bleeding in some women. CORT125134 will not have these effects. The compound is proprietary to Corcept and is protected by composition of matter and method of use patents extending into 2033.

About Corcept Therapeutics Incorporated
Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs that treat severe metabolic, oncologic and psychiatric disorders by modulating the effects of cortisol. Korlym, a first-generation cortisol modulator, is the company's first FDA-approved medication. The company is conducting a Phase 1/2 trial of mifepristone for the treatment of TNBC and has a portfolio of proprietary compounds that modulate the effects of cortisol but not progesterone. Corcept owns extensive intellectual property covering the use of cortisol modulators, including mifepristone, in the treatment of a wide variety of metabolic, oncologic and psychiatric disorders. It also holds composition of matter patents covering its selective cortisol modulators.

Non-GAAP Measures of Net Income and Loss
To supplement Corcept's financial results presented on a GAAP basis, we use non-GAAP measures of net income and net loss that exclude non-cash stock-based compensation expense and interest expense related to our capped royalty financing transaction. We believe that these non-GAAP measures help investors better evaluate the company's past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the company's financial statements prepared in accordance with GAAP. The non-GAAP measures of net income and net loss and net income and net loss per share that we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

Forward-Looking Statements
Statements made in this press release, other than statements of historical fact, are forward-looking statements. These forward-looking statements, including statements regarding anticipated future net revenues, the timing of clinical trials and clinical trial results and the advancement of clinical trials, are subject to known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements, including the pace of Korlym's acceptance by physicians and patients, the pace of enrollment in or the outcome of the company's Phase 1/2 study of mifepristone in the treatment of TNBC, its planned Phase 2 studies of CORT125134, the effects of rapid technological change and competition, the protections afforded by Korlym's Orphan Drug designation or by Corcept's other intellectual property rights, or the cost, pace and success of Corcept's other product development efforts. These and other risks are set forth in the company's SEC filings, which are available at the company's website (www.corcept.com) or from the SEC's website (www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this press release.

                      CORCEPT THERAPEUTICS INCORPORATED
                          CONDENSED BALANCE SHEETS
                               (in thousands)

                                                   March 31,    December 31,
                                                      2016          2015
                                                 ------------- -------------                                                  (Unaudited)      (Note)

ASSETS:
  Cash and cash equivalents                      $      40,744 $      40,435
  Trade receivables                                      6,752         6,221
  Inventory                                              4,192         4,482
  Other assets                                           1,224           764
                                                 ------------- -------------
    Total assets                                 $      52,912 $      51,902
                                                 ============= =============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                               $       2,082 $       1,325
  Long-term obligation                                  25,041        27,493
  Other liabilities                                      5,621         4,586
  Stockholders' equity                                  20,168        18,498
                                                 ------------- -------------
    Total liabilities and stockholders' equity   $      52,912 $      51,902
                                                 ============= =============

Note: Derived from audited financial statements at that date.

                     CORCEPT THERAPEUTICS INCORPORATED
                     CONDENSED STATEMENTS OF OPERATIONS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                               ----------------------------

                                                    2016           2015
                                               -------------  -------------

Revenues:
  Product revenue, net                         $      16,061  $      10,102

Operating expenses:
  Cost of sales                                          403            302
  Research and development                             4,634          4,377
  Selling, general and administrative                 10,432          9,453
                                               -------------  -------------
    Total operating expenses                          15,469         14,132
                                               -------------  -------------
Income (loss) from operations                            592         (4,030)
Interest and other expense                              (611)          (800)
                                               -------------  -------------

Net loss                                       $         (19) $      (4,830)
                                               =============  =============

Basic and diluted net loss per share           $       (0.00) $       (0.05)
                                               =============  =============

Shares used in computing basic and diluted net
 loss per share                                      109,661        101,905
                                               =============  =============

                     CORCEPT THERAPEUTICS INCORPORATED
                RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
                  (in thousands, except per share amounts)

                                (Unaudited)
                                                    Three Months Ended
                                                         March 31,
                                               ----------------------------

                                                    2016           2015
                                               -------------  -------------

GAAP net loss                                  $         (19) $      (4,830)

Non-cash expenses:
  Stock-based compensation
    Research and development                             286            205
    Selling, general and administrative                1,327          1,204
                                               -------------  -------------
      Total stock-based compensation                   1,613          1,409
                                               -------------  -------------
  Accretion of interest expense related to
   long-term obligation                                  584            762
                                               -------------  -------------
Non-GAAP net income (loss), as adjusted for
 non-cash expenses                             $       2,178  $      (2,659)
                                               =============  =============

GAAP basic and diluted net loss per share      $       (0.00) $       (0.05)
                                               =============  =============

Non-GAAP basic and diluted net income (loss)
 per share, as adjusted for non-cash expenses  $        0.02  $       (0.03)
                                               =============  =============

Shares used in computing basic and diluted net
 income (loss) per share                             109,661        101,905
                                               =============  =============

CONTACT:
Charles Robb
Chief Financial Officer
Corcept Therapeutics
650-688-8783
crobb@corcept.com
www.corcept.com